Exhibit 99.1

NEWS RELEASE

Foundation Medicine Announces 2014 Fourth Quarter and Year-End Results,

Recent Highlights and 2015 Outlook

CAMBRIDGE, Mass. – February 24, 2015 - Foundation Medicine, Inc. (NASDAQ:FMI) today reported financial and operating results for the fourth quarter and year ended December 31, 2014. Highlights for the quarter and year include:

•	7,233 clinical tests reported in the fourth quarter — 93% year-over-year growth

•	$18.7 million revenue in the fourth quarter — 93% year-over-year growth

•	24,271 clinical tests reported in 2014 — 167% annual growth

•	$61.1 million revenue in 2014 — 111% annual growth

•	FoundationCORE™, Foundation Medicine’s knowledgebase of genomic data, grew to approximately 35,000 clinical cases

•	Launched ICE 2™, the latest version of the company’s Interactive Cancer Explorer®, including a new feature called PatientMatch™

The company reported total revenue of $18.7 million in the fourth quarter of 2014, compared to $9.7 million in the fourth quarter of 2013 and $16.4 million in the third quarter of 2014. Revenue from clinical testing in the fourth quarter of 2014 was $10.3 million, compared to $5.3 million in the fourth quarter of 2013 and $9.8 million in the third quarter of 2014. Total revenue for the year ended December 31, 2014 was $61.1 million, compared to $29.0 million in 2013.

The company reported 7,233 clinical tests in the fourth quarter of 2014, a 93% increase from the fourth quarter of 2013 and a 13% increase from the third quarter of 2014. This clinical test number includes 6,216 FoundationOne® tests and 1,017 FoundationOne Heme tests. An additional 2,009 tests were reported to pharmaceutical partners in the fourth quarter of 2014. For the full year, the company reported 24,271 clinical tests compared to 9,095 tests in 2013. The 2014 number includes 20,555 FoundationOne tests and 3,716 FoundationOne Heme tests.

Revenue from pharmaceutical partners was $8.4 million in the fourth quarter, representing a 92% increase from the same period in 2013 and a 25% increase from the third quarter of 2014. For the full year, revenue from pharmaceutical partners was $24.4 million, compared to $14.2 million in 2013. These increases in revenue from pharmaceutical partners highlight the company’s leading and broadening role within targeted oncology drug development.

“Commercial execution and growth rates were strong across both our clinical and pharma customers in the fourth quarter, highlighting the broad adoption of our comprehensive genomic profiling approach,” said Michael Pellini, M.D., president and chief executive officer of Foundation Medicine. “We’re also pleased with the achievement of many strategic and operational milestones that culminated in the announcement of a broad collaboration agreement with Roche, which we expect will strengthen all aspects of our business, and will accelerate our efforts to transform cancer care.”

The company’s knowledgebase of molecular information, FoundationCORE, grew to approximately 35,000 clinical cases across a wide spectrum of cancers. FoundationCORE is an asset being utilized by biopharma customers through direct data product relationships and by physicians through the PatientMatch feature of ICE 2. The Company believes the increasing scale of FoundationCORE will play an essential role in enhancing clinical practice efficiency and enabling improved outcomes for patients.

Total operating expenses for the fourth quarter of 2014 were $25.1 million, compared with $21.9 million for the third quarter of 2014. For the full year, operating expenses were $86.9 million, compared to $59.1 million in 2013. Net loss was $13.3 million in the fourth quarter of 2014, or a $0.47 loss per share, and net loss for the full year was $52.2 million, or a $1.87 loss per share. At December 31, 2014, the company held $72.1 million in cash and cash equivalents.

Recent Highlights

•	In January, the company and Roche agreed to enter into a strategic R&D collaboration and commercialization arrangements, and Roche agreed to make a $250 million investment in Foundation Medicine. The complete transaction is subject to Roche’s acquisition of at least 52.4% and up to 56.3% of the company’s outstanding shares on a fully diluted basis and the satisfaction of other closing conditions.

•	In December, the company launched ICE 2, the newest version of its Interactive Cancer Explorer physician portal, including a new tool called PatientMatch.

•	In December, the company commenced a strategic collaboration with Flatiron Health to develop a proprietary cloud-based information platform combining genomic and clinical treatment and outcomes data.

•	In December, molecular diagnostics veteran David J. Daly joined the company as its chief commercial officer.

•	Throughout the fourth quarter, clinical data was presented supporting the use of FoundationOne and FoundationOne Heme in solid and hematologic cancers, including non-small cell lung, breast, upper gastrointestinal, multiple myeloma and lymphoma.

•	In November, broad reimbursement coverage for FoundationOne and FoundationOne Heme was announced by Priority Health.

•	In November, the NCCN published updates to its Clinical Practice Guidelines in Oncology that endorse broader molecular profiling for non-small cell lung cancer.

2015 Outlook

•	The company expects to report between 43,000 and 47,000 clinical tests in 2015.

•	The company anticipates 2015 revenue will be in the range of $105 - $115 million assuming completion of the Roche transaction in the second quarter of 2015.

•	The company expects operating expenses in the range of $128 to $138 million.

•	The company expects to launch a cell-free DNA test in 2015.

Conference Call and Webcast Details

The company will conduct a conference call today, Tuesday, February 24th at 4:30 p.m. Eastern Time to discuss its financial performance for the 2014 fourth quarter and full year and other business activities, including matters related to future performance. To access the conference call via phone, dial 1-855-420-0652 from the United States and Canada, or dial 1-484-365-2939 internationally, and for either number reference Foundation Medicine and provide the passcode 72249406. Dial in approximately ten minutes prior to the start of the call. The live, listen-only webcast of the conference call may be accessed by visiting the investors section of the company’s website at investors.foundationmedicine.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company’s website for two weeks following the call.

About Foundation Medicine

Foundation Medicine (NASDAQ: FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient’s unique cancer. The company’s clinical assays, FoundationOne® for solid tumors and FoundationOne® Heme for hematologic malignancies, sarcomas and pediatric cancers, provide a fully informative genomic profile to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine®, FoundationOne® and Interactive Cancer Explorer® are registered trademarks of Foundation Medicine in the United States, and several of these marks are in registration in other countries. ICE 2™, FoundationCORE™ and PatientMatch™ are trademarks of Foundation Medicine.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the ability of the Roche collaboration to strengthen Foundation Medicine’s business; the ability of FoundationCORE to affect clinical practice and patient outcomes; the number of tests to be conducted, the generation of revenue, and the incurrence of operating expenses in 2015; the launch of a cell-free DNA assay test; the planned completion of the collaboration between Foundation Medicine and Roche; and the acquisition of shares of Foundation Medicine common stock by Roche. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that Foundation Medicine’s test, revenue or operating expense projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the launch of a cell-free DNA assay is delayed or discontinued; the company’s expectations and beliefs regarding the future conduct and growth of Foundation Medicine’s business are inaccurate; Foundation Medicine is unable to achieve profitability, to compete successfully, to manage its growth, or to develop its molecular information platform; uncertainties as to the timing of the Roche transactions; uncertainties as to the percentage of shares of Foundation Medicine stock Roche will acquire in the transaction; the possibility that various closing conditions for the Roche transaction may not be satisfied or waived; the effects of disruption caused by the Roche transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; and the risks described under the caption “Risk Factors” in Foundation Medicine’s Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the Securities and Exchange Commission, as well as other risks detailed in subsequent filings with the Securities and Exchange Commission, may be realized. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

In connection with the proposed transactions, Roche Holdings, Inc. has filed a Tender Offer Statement on Schedule TO, and Foundation Medicine has filed a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC. Also, Foundation Medicine has filed a definitive proxy statement with the SEC, which includes information concerning the interests of Foundation Medicine’s participants in the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT, AND THE PROXY STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these materials and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or at the “Investors & Press” section of Foundation Medicine’s website at www.foundationmedicine.com.

Media Contact:

Dan Budwick, Pure Communications, Inc.

973-271-6085

dan@purecommunicationsinc.com

Investor Contacts:

Susan Hager

617-418-2258

ir@foundationmedicine.com

Matt Clawson

949-370-8500

matt@purecommunicationsinc.com

FOUNDATION MEDICINE, INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$18,680	$9,662	$61,079	$28,990
Costs and expenses:
Cost of revenue	8,022	4,204	27,434	11,659
Selling and marketing	8,244	4,602	28,997	12,326
General and administrative	8,976	7,512	27,302	21,865
Research and development	7,839	6,834	30,629	24,901

Total costs and expenses	33,081	23,152	114,362	70,751

Loss from operations	(14,401)	(13,490)	(53,283)	(41,761)
Other income (expense):
Interest income (expense), net	1	(33)	(42)	(235)
Other income (expense), net	1,103	432	1,103	(948)

Total other income (expense), net	1,104	399	1,061	(1,183)

Net loss	$(13,297)	$(13,091)	$(52,222)	$(42,944)

Accretion of redeemable convertible preferred stock	—	—	—	(139)

Net loss applicable to common stockholders	$(13,297)	$(13,091)	$(52,222)	$(43,083)

Net loss per common share applicable to common stockholders, basic and diluted	$(0.47)	$(0.48)	$(1.87)	$(4.64)

Weighted-average common shares outstanding, basic and diluted	28,165,590	27,504,773	27,954,327	9,294,730

FOUNDATION MEDICINE, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$72,080	$124,293
Accounts receivable	9,894	6,262
Inventory	4,809	1,763
Prepaid expenses and other current assets	2,865	992

Total current assets	89,648	133,310
Property and equipment, net	21,015	22,104
Restricted cash	864	1,725
Other assets	411	129

Total assets	$111,938	$157,268

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,263	$7,007
Accrued expenses and other current liabilities	7,414	5,168
Deferred revenue	340	918
Current portion of deferred rent	1,429	1,167
Current portion of notes payable	—	1,499

Total current liabilities	16,446	15,759
Other non-current liabilities	9,323	9,798
Total stockholders’ equity	86,169	131,711

Total liabilities and stockholders’ equity	$111,938	$157,268